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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use of our report dated March 11, 1999, on the consolidated financial statements of PN Holdings, Inc. for the year ended December 31, 1998, to be included within the Registration Statement on Form S-1 and Prospectus of PN Holdings, Inc. We also consent to the use of our name as "Experts" in the Prospectus.



                                              /s/ Crowe, Chizek and Company LLP

                                              Crowe, Chizek and Company LLP
Grand Rapids, Michigan
April 22, 1999